Exhibit 99.2

Avaya Media Inquiries:	Avaya Investor Inquiries:
Forrest Monroy	Michael McCarthy
669-242-8122	919-425-8330
fwmonroy@avaya.com	mikemccarthy@avaya.com

Avaya Announces Strategic Partnership with RingCentral

to Accelerate Transformation to the Cloud

Additionally announces $500 million share repurchase authorization and $250 million debt paydown

•	Avaya to expand its portfolio with a new “Avaya Cloud Office by RingCentral” UCaaS offering

•	RingCentral becomes exclusive provider of UCaaS solutions to Avaya

•	Avaya will now have a full suite of public, private and hybrid cloud solutions for its global UC and CC customers and partners

•	Accelerates the company’s execution of its growth strategy and transformation to the cloud

•	RingCentral contributes $500 million, comprised of a $125 million preferred equity investment and an advance of $375 million for future payments and certain licensing rights

•	Avaya delivers additional value to its shareholders through capital allocation actions

Santa Clara, CA – October 3, 2019 – Avaya Holdings Corp. (NYSE: AVYA), a global leader in solutions to enhance and simplify communications and collaboration, announced a strategic partnership with RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications, collaboration and contact center solutions. Through this exclusive partnership, Avaya will introduce Avaya Cloud Office by RingCentral (“Avaya Cloud Office” or “ACO”), a new global unified communications as a service (UCaaS) solution.

Avaya Cloud Office expands the company’s industry-leading portfolio to offer a full suite of UC, CC, UCaaS and CCaaS solutions to a global customer base, which includes more than 120,000 customers, over 100 million UC lines and 5 million CC users in over 180 countries.

“Avaya and RingCentral’s joint investment and commitment to bringing Avaya Cloud Office to market creates an unprecedented opportunity to accelerate the transition to the cloud with attractive economics for our customers and partners,” said Jim Chirico, President and CEO of Avaya. “This also gives us the opportunity to unlock value from a largely unmonetized base of our business as it brings compelling value to our customers and partners. We believe this highly complementary partnership is a game changer that expands the total addressable market for Avaya and creates meaningful value for both Avaya and RingCentral.”

ACO combines RingCentral’s leading UCaaS platform with Avaya technology, services and migration capabilities to create a highly differentiated UCaaS offering. Avaya expects to launch ACO in the first quarter of calendar 2020.

“This strategic partnership leverages the respective strengths of Avaya and RingCentral to provide a definitive differentiated solution,” said Vlad Shmunis, Founder, Chairman and CEO of RingCentral. “We are excited to bring RingCentral’s leading UCaaS platform to Avaya’s installed base of over 100 million users and over 4,700 partners, providing long-term growth opportunities for both our companies.”

Chirico added, “The strategic actions that we are executing as a result of our comprehensive review create new growth opportunities, return capital to our shareholders and de-lever our balance sheet. With a clear path forward, we will further invest in technology and innovation to continue bringing state-of-the-art solutions to our valued customers and partners.”

Capital Allocation Priorities

Avaya’s Board of Directors has authorized a share repurchase program under which it may purchase up to $500 million of Avaya’s common stock. Avaya also announced plans to pay down $250 million of the principal debt under its Term Loan B.

Transaction Terms

RingCentral is contributing $500 million to its partnership with Avaya, including a $125 million investment of 3% redeemable preferred equity that is convertible at $16 per share, representing an approximate 6% position in Avaya on as-converted basis. RingCentral will also pay Avaya an advance of $375 million primarily in stock for future payments and certain licensing rights.

Timing and Approvals

The transaction is expected to close in the fourth quarter of calendar 2019, subject to customary closing conditions and regulatory approvals. The transaction does not require the approval of the shareholders of Avaya or RingCentral. The Boards of Directors of both companies have unanimously approved the transaction.

Advisors

J.P. Morgan is acting as exclusive financial advisor, and Kirkland & Ellis LLP is acting as legal advisor to Avaya.

Conference Call

Avaya will host a live webcast and conference call to discuss this announcement at 5:00 p.m. Eastern Time on Thursday, October 3, 2019. To access the live conference call by phone, listeners should dial +1-833-224-0545 in the U.S. or Canada and +1-647-689-4064 for international callers. To join the live webcast, listeners should access the investor page of Avaya’s website at https://investors.avaya.com. Following the live webcast, a replay will be available on the investor page of Avaya’s website for a period of one year. A replay of the conference call will be available for one week soon after the call by phone by dialing +1-800-585-8367 in the U.S. or Canada and +1-416-621-4642 for international callers, using the conference access code: 4979904.

About Avaya

Businesses are built on the experiences they provide, and every day millions of those experiences are built by Avaya (NYSE: AVYA). For over one hundred years, we’ve enabled organizations around the globe to win - by creating intelligent communications experiences for customers and employees. Avaya builds open, converged and innovative solutions to enhance and simplify communications and collaboration - in the cloud, on-premise or a hybrid of both. To grow your business, we’re committed to innovation, partnership, and a relentless focus on what’s next. We’re the technology company you trust to help you deliver Experiences that Matter. Visit us at www.avaya.com.

Cautionary note regarding forward-looking statements

This document contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others: the announcement of the strategic partnership; the failure to obtain necessary regulatory approvals; adverse effects on the market price of Avaya’s stock or Avaya’s operating results as a result of the failure to consummate the strategic partnership or any failure or delay in the development of related products or services; and other risks discussed in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Use of Non-GAAP Projections

This presentation includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.